CERTIFICATE OF TRUST



         THIS Certificate of Trust of Pioneer Bond Fund (the "Trust"), dated January 5, 1999, is being duly executed and filed by the undersigned trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, ET SEQ).

         1. NAME. The name of the business trust formed hereby is Pioneer Bond Fund.

         2. REGISTERED AGENT. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and time of filing.

         4. SERIES TRUST. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is a registered investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.

                                    /S/MARY K. BUSH
                                    Mary K. Bush As Trustee
                                    and not individually

                                    /S/JOHN F. COGAN, JR.
                                    John F. Cogan, Jr. As Trustee
                                    and not individually

                                    /S/RICHARD H. EGDAHL
                                    Richard H. Egdahl As Trustee
                                    and not individually

                                    /S/MARGARET B.W. GRAHAM
                                    Margaret B.W. Graham As Trustee
                                    and not individually

                                    /S/JOHN W. KENDRICK
                                    John W. Kendrick As Trustee
                                    and not individually

                                    /S/MARGUERITE A. PIRET
                                    Marguerite A. Piret As Trustee
                                    and not individually

                                    /S/DAVID D. TRIPPLE
                                    David D. Tripple As Trustee
                                    and not individually

                                    /S/STEPHEN K. WEST
                                    Stephen K. West As Trustee
                                    and not individually

                                    /S/JOHN WINTHROP
                                    John Winthrop As Trustee
                                    and not individually